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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2001
(Date of earliest event reported)

PurchasePro.com, Inc.
(Exact name of Registrant as specified in its Charter)

Nevada
(State or other jurisdiction of incorporation)

000-26465	88-0385401
(Commission File No.)	(IRS Employer Identification Number)

3291 North Buffalo Drive, Suite 2, Las Vegas, Nevada 89129
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (702) 316-7000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

    On April 20, 2001, PurchasePro.com, Inc. (the "Company") completed its acquisition of all the outstanding stock of Net Research, Inc., a Florida corporation doing business as BayBuilder ("BayBuilder"), a Florida-based strategic sourcing technology company that provides strategic sourcing software and services that enable trading partners to negotiate and collaborate in order to lower costs and improve supplier relationships on both direct and indirect goods. BayBuilder's strategic sourcing solution provides buyers and suppliers with workflow, supplier survey, e-negotiations, reverse auctions, analytics and decision optimization tools. The Company intends to continue to use BayBuilder's software and services to increase its presence in the strategic sourcing industry and to provide reverse auction functionality to the Company's business members and private label marketplaces in the Company's global marketplace. The total consideration for the acquisition consisted of:

  1.
  $2,500,000, in cash, payable on April 20, 2001,

  2.
  1,055,761 shares of Common Stock of the Company, and

  3.
  $500,000 in escrow in cash and 71,750 shares of Common Stock of the Company in escrow, to be distributed 50% after nine months, 50% after eighteen months.

    The consideration for the outstanding stock of BayBuilder was determined through arms-length negotiations. Shareholders of BayBuilder receiving Common Stock received certain registration rights with respect thereto.

    The cash portion of the purchase price for the shares of BayBuilder was provided from working capital.

    Copies of the principle agreements relating to the foregoing acquisition are attached as exhibits to this Current Report on Form 8-K.

    In connection with the acquisition, the Company entered into an executive employment agreement with Abu M. Rahman. Mr. Rahman has been the majority stockholder of BayBuilder.

Item 7. Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired. Not Applicable.

(b)
Pro Forma Financial Information. Not Applicable.

(c)
Exhibits.

2.1	Agreement and Plan of Reorganization, dated as of March 5, 2001, by and among PurchasePro.com, Inc., NRI Merger Corporation, a wholly-owned subsidiary of PurchasePro, Net Research, Inc., and Abu M. Rahman.
2.2
Amendment No. 1 to Agreement and Plan of Reorganization, dated as of April 17, 2001, by and among PurchasePro.com, Inc., NRI Merger Corporation, a wholly-owned subsidiary of PurchasePro, Net Research, Inc., and Abu M. Rahman.
2.3
Amendment No. 2 to Agreement and Plan of Reorganization, dated as of April 20, 2001, by and among PurchasePro.com, Inc., NRI Merger Corporation, a wholly-owned subsidiary of PurchasePro, Net Research, Inc., and Abu M. Rahman.
99.1	Registration Rights Agreement dated as of April 20, 2001, by and among PurchasePro.com, Inc. and the shareholders of Net Research, Inc.
99.2	Press Release of PurchasePro.com, Inc, dated as of April 23, 2001, announcing close of acquisition by PurchasePro.com, Inc. of Net Research, Inc.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURCHASEPRO.COM, INC.
Date: May 7, 2001	By:	/s/ SHAWN P. MCGHEE Shawn P. McGhee, President

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits
SIGNATURES